Exhibit 99.77(o)

ITEM 77O Exhibits – Transactions Effected Pursuant to Rule 10f-3

Fund Name	Issuer	Date of Purchase	Broker/Dealer Purchased From	Affiliated/Principal Underwriter of Syndicate
ING MidCap Opportunities Fund	LAREDO PETROLEUM HLDGS INC	8/13/2013	JPM	ING Financial Partners